     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      VERTEX PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)
                            ------------------------

                   MASSACHUSETTS                                       04-3039129
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                         Identification Number)

                            ------------------------

    130 WAVERLY STREET, CAMBRIDGE, MASSACHUSETTS 02139-4242 (617) 577-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

             JOSHUA S. BOGER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      VERTEX PHARMACEUTICALS INCORPORATED
    130 WAVERLY STREET, CAMBRIDGE, MASSACHUSETTS 02139-4242 (617) 577-6000 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

              KENNETH S. BOGER, ESQ.                              LESLIE E. DAVIS, ESQ.
             TIMOTHY B. BANCROFT, ESQ.                       TESTA, HURWITZ & THIBEAULT, LLP
              WARNER & STACKPOLE LLP                                 125 High Street
                  75 State Street                                   Boston, MA 02110
                 Boston, MA 02109

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-22303

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                            PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM    AGGREGATE
                                              AMOUNT TO BE   OFFERING PRICE     OFFERING       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES REGISTERED  REGISTERED(1)   PER SHARE(2)      PRICE(2)    REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       575,000 shares      $45.50       $26,162,500        $7,928
------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A Junior
  Participating Preferred Stock, par value
  $.01 per share                                  (3)             (3)             (3)             None
============================================================================================================

(1) Includes 75,000 shares of Common Stock which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(2) Calculated based upon the public offering price of $45.50 per share in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) No separate consideration will be received for the Rights.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     This registration statement is being filed with respect to the registration of additional shares of the common stock, $.01 par value per share, of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation, for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-22303) (the "Earlier Registration Statement") are incorporated in this Registration Statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 6, 1997.

                                            VERTEX PHARMACEUTICALS INCORPORATED

                                                             *
                                            By:.................................
                                                      JOSHUA S. BOGER
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                               TITLE                      DATE
                ---------                               -----                      ----

                    *                       President, Chief Executive          March 6, 1997
 ........................................     Officer and Director
             JOSHUA S. BOGER                  (Principal Executive
                                              Officer)

                    *                       Vice President of Finance and       March 6, 1997
 ........................................     Treasurer (Principal
        THOMAS G. AUCHINCLOSS, JR.            Financial Officer)
                    *                       Controller (Principal               March 6, 1997
 ........................................     Accounting Officer)
            HANS D. VAN HOUTE

                    *                       Director                            March 6, 1997
 ........................................
              BARRY M. BLOOM

                    *                       Director                            March 6, 1997
 ........................................
          ROGER W. BRIMBLECOMBE

                    *                       Director                            March 6, 1997
 ........................................
            DONALD R. CONKLIN

                    *                       Director                            March 6, 1997
 ........................................
           WILLIAM W. HELMAN IV

                    *                       Director                            March 6, 1997
 ........................................
             BENNO C. SCHMIDT

                    *                       Director                            March 6, 1997
 ........................................
            CHARLES A. SANDERS

       /S/  THOMAS G. AUCHINCLOSS, JR.
*By:..................................
     THOMAS G. AUCHINCLOSS, JR.
        AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                         DESCRIPTION
-----------        -----------------------------------------------------------------------------
      5        --  Opinion of Warner & Stackpole LLP (filed herewith).
     23.1      --  Consent of Coopers & Lybrand L.L.P. (filed herewith).
     23.2      --  Consent of Warner & Stackpole LLP (included in Exhibit 5).
     24*       --  Power of Attorney.

---------------

* Filed with the Registrant's Registration Statement on Form S-3 (Registration No. 333-22303).